UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to section 13 or 15 (d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 24, 1998

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
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
         Delaware                            000-23489                        52-1309227
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(STATE OR OTHER JURISDICTION        (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR
 ORGANIZATION)
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           2200 Clarendon Blvd., 11th Floor
                Arlington, Virginia                      22201
                -------------------                      -----

        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)


       Registrant's telephone number, including area code 1 (800) 522-3447

                          CulturalAccessWorldwide, Inc.
                          -----------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2 - Acquisition or Disposition of Assets

On October 24, 1998 (the "Closing Date"), Access Worldwide Communications, Inc. (the "Company") acquired all the outstanding capital stock of AM Medica Communications, Ltd., a New York corporation ("AMM"), from Ann M. Holmes, the sole shareholder of AMM (the "Shareholder"). The consideration paid by the Company on or about the Closing Date for the stock of AMM was (i) $22.0 million in cash, (ii) $0.5 million of the Company's common stock, $.01 par value, valued at the average closing price for the 10 trading days ending three business days prior to the Closing Date (122,045 shares), and (iii) a three year 6.5% subordinated promissory note in the principal amount of $5.5 million. The purchase price also includes certain future contingent payments of cash and shares of the Company's common stock over a five-year period dependent on the achievement of certain financial goals by AMM.

The Company financed the cash portion of the purchase price by borrowing under its credit facility with Bank of America.

The determination of the consideration for the acquisition of AMM was based upon negotiations between the Shareholder and the Company.

Further information concerning the terms of the acquisition of AMM is contained in the Agreement of Purchase and Sale dated as of October 24, 1998 by and among the Company, AMM and the Shareholder (see Exhibit 2(a) hereto), which agreement and such information are incorporated herein by reference.

Prior to the Closing Date, no material relationship existed between the Shareholder and the Company, any affiliate of the Company, any director or officer of the Company or any associate of any such director or officer.

AMM provides a range of services to the pharmaceutical industry, including medical education programs, medical meetings management, medical publishing, medical audio-visual production and interactive medical education programs for pharmaceutical companies. The Company intends to continue the business of AMM.

Item 5 - Other Events

The Company announced on October 23, 1998 that, with the acquisition of AM Medica Communications, Ltd., the Company's name would be changed to Access Worldwide Communications, Inc. Effective November 2, 1998, the trading symbol for the Company on the NASDAQ National Market was changed from CAWW to AWWC.

Item 7 - Financial Statements

(a) and (b) Required financial information for AMM is not currently available. The Company will file financial information of AMM under cover of Form 8-K/A within 60 days after this Current Report must be filed.


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(c) Exhibits:

The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the Exhibit index below.


Exhibit
Table Number                              Description

2(a) Agreement of Purchase and Sale (the "Purchase Agreement", dated as of October 24, 1998 by and among the Company, AMM and the Shareholder. (The schedules and exhibits to the Purchase Agreement are not filed as part of this Current Report on Form 8-K. A list briefly identifying the contents of the omitted schedules and exhibits appears in the Table of Contents to the Purchase Agreement. The Company undertakes to furnish supplementally a copy of any omitted schedules or exhibits to the Commission upon request.)

2(b) Three-year 6.5% subordinated promissory note of the Company dated October 24, 1998 in the principal amount of $5,500,000.

10 Employment Agreement dated October 24, 1998 between the Company and Ann M. Holmes.

99                             Press release dated October 23, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    ACCESS WORLDWIDE COMMUNICATIONS, INC.

Date:  __________                   By: /s/ John Fitzgerald
                                    -----------------------

                                    John Fitzgerald, President and
                                    Chief Executive Officer
                                    (principal executive officer)

Date:  __________                   By: /s/ Michael Dinkins
                                    -----------------------

                                    Michael Dinkins, Senior Vice
                                    President of Finance and Administration
                                    and Chief Financial Officer
                                    (principal financial officer)